                     --------------------------------------

                                SUBSCRIPTION AND

                            SHAREHOLDERS' AGREEMENT

                                       OF

                         COMPLETE WELLNESS INDEPENDENT
                          PHYSICIAN ASSOCIATION, INC.

                     --------------------------------------


                                  MAY 13, 1997

                    SUBSCRIPTION AND SHAREHOLDERS' AGREEMENT

                 SUBSCRIPTION AND SHAREHOLDERS' AGREEMENT made as of May
13, 1997, by and among Christopher M. Grady ("Grady"), Christian E. Miller ("Miller"), Jason M. Patchen ("Patchen"), David A. Sherwin ("Sherwin") and Sam
D. Toney, M.D. ("Toney"), individuals (collectively, the "Managers"), Complete Wellness Centers, Inc., a Delaware corporation ("CWC"), and Complete Wellness Independent Physician Association, Inc., a Delaware corporation (the "Company"), having its principal place of business at 725 Independence Avenue, SE, Washington DC 20003. The Managers and CWC are herein sometimes collectively refered to as the "Shareholders."

                                   WITNESSETH

                 WHEREAS, the Shareholders have caused the Company to be organized under the laws of the State of Delaware and wish to set forth their understanding concerning, among other things, the capitalization, organization, operation and management of the Company and the rights and obligations of the Shareholders among themselves.

                 NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth the parties hereto hereby agree as follows:

                                   ARTICLE I
                                 CAPITALIZATION

                 1.1 Initial Capitalization. The Shareholders hereby subscribe for, and on or before June 1, 1997 shall purchase, the number of shares of common stock, par value $.01 per share, of the Company set forth opposite their respective names, at the price of one dollar ($1.00) per share:





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
           Shareholder                    Shares                    Percentage
           -----------                    ------                    ----------
         Patchen                             500                         6.67%
         Toney                               150                         2.00%
         Sherwin                             150                         2.00%
         Grady                               150                         2.00%
         Miller                               50                         0.67%
         CWC                               6,500                        86.66%
                                           -----                        ------
                 TOTAL                     7,500                       100.00%
                                           =====                       =======

All amounts paid for shares in excess of the par value thereof, and all additional capital contributions, shall be allocated to the surplus of the Company.

                 1.2 Additional Capital Contributions by the Managers. On or before June 1, 1997 the Managers shall contribute to the Company an aggregate of $49,000, and on or before November 30, 1997 the Managers additionally shall contribute an aggregate of $50,000 as an additional capital contribution, in proportion to their respective shareholdings, as follows:

                                      June 1, 1997             November 30, 1997
         Manager                      Contribution             Contribution
         -------                      ------------             ------------
         Patchen                          $24,500                  $25,000
         Toney                              7,350                    7,500
         Sherwin                            7,350                    7,500
         Grady                              7,350                    7,500
         Miller                             2,450                    2,500
                                            -----                    -----
                 TOTAL                    $49,000                  $50,000
                                           ======                   ======

                 1.3 Additional Capital Contributions by CWC. (a) On or before June 1, 1997, CWC shall contribute $43,500 to the Company and CWC shall provide to Company a $50,000 bond





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to be used by the Company for purpose of securing a Third Party Administrator
("TPA") license in the State of Florida.

         (b) On or before November 30, 1997, CWC shall make a further capital contribution to the Company valued at $850,000 substantially in accordance with the Business Plan attached as Exhibit B hereto (the "November Contribution") as follows:

  (i)    All or any part of the November Contribution may be in cash;

  (ii) Up to $250,000 of the November Contribution may be satisfied by issuance of guarantees of Company obligations, including but not limited to guarantees of capital lease obligations;

  (iii) Up to $600,000 of the November Contribution may be satisfied by arranging for the issuance and placement by the Company of 12% cumulative convertible preferred stock having the terms and conditions substantially as set forth in Exhibit A hereto ("Preferred Stock"), and such other terms and conditions as shall be determined by the Board of Directors of the Company.

         (c) On or before the earlier of (i) the date of execution of the first contract(s) between the Company and health maintenance organizations or other managed care providers (collectively, the "HMO Contracts"), and (ii) March 1, 1998, CWC shall provide for the benefit of the Company one or more letters of credit or other legally acceptable form of surety bond or guaranty (the "LC") in the amount stipulated by the reserve requirements of such HMO Contracts but not to exceed $2,000,000. It is agreed by both parties that the LC shall be replaced, as soon as possible and no later than 12 months from the execution of the first signed contract, with a reserve generated internally by the Company's revenues. It is also agreed by the parties that the replacement of the LC and funding of





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
the Company's internal reserve will be senior in priority to the payment of claims, to the extent commercially reasonable, and any employment bonus payment obligations of the Company.

                 1.4 Anticipated Future Issuances. Upon the full payment of all of the capital by the Managers and CWC as provided above, 1,000 shares of the outstanding Common Stock of the Company shall be owned by the Managers as a group, representing 13.33% of the outstanding shares, and 6,500 shares by CWC, representing 86.66% of the outstanding shares. Under the terms of the Employment Agreements, the Managers as a group will be granted up to an additional 2,500 shares, subject to certain time and performance vesting, which upon issuance will result in the Managers as a group having 35% of the outstanding shares of Common Stock and CWC having 65% of the outstanding shares of Common Stock. All shares of Common Stock of the Company to be issued pursuant to this Agreement will be non-public "restricted securities" sold pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") provided by Section 4(2) thereof and SEC Regulation D promulgated thereunder, and by applicable exemptions under any applicable state securities laws and regulations.

                 1.5 Capital Calls. By a vote of four (4) members of the Board of Directors, the Company may seek additional equity financing (hereinafter, a "Capital Call"). In the event of a Capital Call, the Company shall notify the parties hereto, and CWC and the Managers shall preemptively have the right to participate and provide such capital (proportionate to their respective interests) within thirty (30) days of receiving notice of such Capital Call. In the event that any Manager individually fails to provide his proportionate share of such Capital Call, the remaining Managers shall have the first right to make such contribution instead of the non-contributing Manager proportionate to their respective interests. In the event any party fails to provide his or its proportionate share of such Capital Call, the other parties may provide such capital proportionate to their respective interests. For purposes of this Section 1.5 only, a party's "interest" shall be the





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proportion of such party's issued and outstanding shares, including in the case of CWC the Escrow Shares, plus all shares issuable under vested and exercisable options to purchase Company shares to the number of all issued and outstanding shares plus all shares issuable under vested and exercisable options to purchase Company shares. Non-contributing parties shall suffer no penalty for failure to contribute other than dilution of their respective interests in the Corporation. In the event the parties hereto fail to provide such Capital Call within forty five (45) days, then the Company may seek outside financing with proportionate dilution to all of the parties which shall be subject to Board of Directors' approval.

                 1.6 Delivery and Escrow of Shares. Upon the full execution of this Agreement and the making of the capital contributions described above, the Company will promptly deliver to each Shareholder a duly executed share certificate registered in the name of such Shareholder representing the number of Shares set forth opposite such Shareholder's name above, provided, however, that Two Thousand (2,000) of the Six Thousand Five Hundred (6,500) shares to be purchased by CWC (the "Escrow Shares") shall be held in escrow, and the certificate representing such escrowed shares shall be delivered to Crestar Bank ("Escrow Agent") to de disbursed in the following manner. If the Preferred Stock is not issued by November 30, 1997, or if issued but never converted by the holders of the Preferred Stock into Shares of Common Stock, the Escrow Shares shall be released to CWC. If Shares of CWC are to be repurchased by the Company under Section 2.2 (b), because of a CWC Default, the Escrow agent shall deliver such shares to the Company.

                 1.7 Adequacy of Consideration for Shares. The Shareholders and the Company acknowledge, agree and waive any claim to the contrary that the consideration to be paid for the Shares by each of the Shareholders as provided herein is legally adequate consideration for the Shares under applicable Florida law.





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

                                   ARTICLE II

                            REMEDIES FOR FAILURE TO

                           PROVIDE ADDITIONAL CAPITAL

                 2.1 Default by Managers. In the event any of the Managers fails to provide the additional capital required pursuant to Section
1.2 hereof, the Company shall have the right to repurchase all of such Manager's shares at a purchase price of One Dollar ($1) per share. In the event any of the Managers fails to provide a portion of such additional capital, the Company shall have the right to repurchase, at a purchase price of One Dollar ($1) per share, that number of such Manager's shares as equals (X) the total number of shares issued to such Manager pursuant to Section 1.1 hereof, multiplied by (Y) the amount of capital contribution which such Manager has failed to make, divided by (Z) the total amount of additional capital contribution (i.e. the total of the contributions required to be made on June 1, 1997 and November 1, 1997) required to be made by such Manager pursuant to
Section 1.2.

                 2.2 Default by CWC. (a) In the event CWC fails to provide the additional capital required pursuant to Section 1.3(b) hereof, the Company shall have the right to repurchase 4,000 of CWC's shares at a purchase price of One Dollar ($1.00) per share. In the event CWC fails to provide a portion of such additional capital, the Company shall have the right to repurchase, at a purchase price of One Dollar ($1) per share, that number of CWC's Shares as equals (X) 4,000 multiplied by (Y) the amount of capital contribution which CWC has failed to make, divided by (Z) $850,000.





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
         (b) In the event CWC fails to provide the letter of credit or other security required pursuant to Section 1.3(c) hereof, the Company shall have the right to repurchase 2,000 of CWC's shares at a purchase price of One Dollar ($1) per share. In the event CWC fails to provide a portion of such security, the Company shall have the right to repurchase, at a purchase price of One Dollar ($1) per share, that number of CWC's Shares as equals (X) 2,000, multiplied by (Y) the amount of security which CWC has failed to make, divided by (Z) $2,000,000.



                                  ARTICLE III

                          ORGANIZATION AND MANAGEMENT

                 3.1      Directors.

         (a) The Company shall be governed by a Board of Directors ("Board") composed of five (5) persons, who need not be stockholders. CWC shall be entitled to designate and elect two (2) members of the Board of Directors of the Company and the Managers as a group shall be entitled to designate and elect one (1) director, but in no event less than twenty percent (20%) of the entire membership of the Board. Jason M. Patchen shall represent the Managers as a member of the Board. The remaining two members of the five member Board shall be selected by mutual consent of (i) CWC, and (ii) a majority in interest of the Managers.

         (b) In the event CWC fails to provide additional capital pursuant to Sections 1.3 (a) and 1.3 (b) and the Company repurchases 6,000 of its Shares from CWC at the price of $1.00 per Share, then the Managers shall be entitled to designate and elect another director to represent the Managers, and one additional director shall be designated and elected by mutual consent of the Managers and CWC.





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
                 3.2 Officers. The Shareholders agree in their capacity as directors of the Company that the officers of the Company shall be as follows:

                 Chairman and CEO          C. Thomas McMillen
                 President and COO         Jason M. Patchen
                 Vice President of
                   Operations              Christian E. Miller
                 Treasurer                 David A. Sherwin
                 Vice President of
                   Medical Affairs         Sam Toney, M.D.
                 Secretary                 Christopher M. Grady

                 3.3 Amendment of Certificate of Incorporation and By-Laws. The Certificate of Incorporation and By-Laws of the Company shall be amended as and if necessary to conform to the requirements of, and to carry into effect the provisions of, this Agreement.

                 3.4 Directors' Quorum and Required Vote. (a) The presence or participation by conference telephone call of four Directors shall be necessary to constitute a quorum for the transaction of business by the Board, and except as otherwise provided herein, the affirmative action of three Directors shall be necessary for the transaction of any business.

         (b) For the Company to issue additional equity securities or increase the number of shares reserved in the Company's Stock Option Plan, or to recommend to the shareholders of the Company a sale of all or substantially all of the assets of the Company or all or substantially all of the shares of Common Stock, the affirmative vote of four (4) members of the Board shall be required.





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
                 3.5 Shareholders' Quorum. The presence in person or by proxy of the holders of a majority of the Shares of voting stock of the Company shall be necessary to constitute a quorum for the transaction of any business and except as otherwise provided herein or by statute, the affirmative action of the holders of 51 % of the shares of voting stock of the Company shall be necessary for the transaction of any business.

                 3.6 Voting Agreement. Each Shareholder hereby irrevocably agrees to cast his or its votes as a shareholder to elect the Directors and to effect the agreements set forth in this Article.

                                   ARTICLE IV

                                   OPERATIONS

                 4.1 Fiscal Year. The fiscal year of the Company shall commence on the 1st day of January in each year and end on the 31st day of December in each year. Within 120 days after the end of each fiscal year the Board of Directors shall present to the stockholders at a meeting which shall be held within such 120 day period as shall be fixed annually by the Board a report of the activities of the Company, a balance sheet and profit and loss statement and summary of such activities which shall be submitted to the stockholders not less than thirty (30) days in advance of such meeting.

                 4.2 Qualification to do Business. The officers of the Company are hereby authorized to qualify the Company to do business in such states as they deem appropriate after consultation with counsel.





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

                 4.3 Business Plan. The Shareholders hereby agree to pursue the business of the Company substantial as set forth in the business plan dated April 23, 1997 (the "Business Plan") attached as Exhibit B hereto.



                                   ARTICLE V


                            RESTRICTIONS ON TRANSFER

                 5.1 Certain Restrictions on Transfer. No transfer in whole or in part of any Shares by a Shareholder shall be made whether by sale, pledge, assignment, mortgage, gift, will, the laws of descent and distribution or by operation of law, and no transfer of any Shares shall be made on the books of the Company and no unregistered transfer of any equity interest shall be made or be effective except as provided herein.

                 5.2 Securities Act Restrictions; Legend. (a) The Shares to be issued by the Company to the Shareholders have not been registered under the Securities Act of 1933, as amended (the "Act") and are being sold and issued in reliance upon exemption from registration provided by Section 4(2) of the Act and applicable exemptions provided under relevant state securities laws and regulations. The Company is under no obligation to register such securities under the Act. In view of the foregoing (and assuming that the Shares are not subsequently registered under the Act), the Shareholders will have to bear the economic risk of their investment for an indefinite period of time, unless such Shares are sold or otherwise transferred in a transaction permitted by this Agreement in connection with which an exemption from such registration under the Act is available.





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         (b)     Each certificate evidencing the Shares shall bear the
following legend:

                          "The Shares represented by this Certificate have not
                 been registered under the Securities Act of 1933 or any applicable state securities laws and may not be offered, sold, pledged, transferred or otherwise disposed of except pursuant to an effective registration statement under such Act and compliance with any such applicable state securities laws, unless an the issuer is provided with an opinion of counsel, satisfactory to the issuer, that such disposition may be made without such registration."

                 5.3 Additional Legend. Each Shareholder hereby agrees with and for the benefit of the other Shareholders that all certificates representing Shares of the Company will bear also on the face thereof the following legend, which refers to the special arrangements concerning, among other things, the election of Directors of the Company, the restriction on transfer of shares of the company and special requirements concerning the dissolution of the Company, all pursuant to this Agreement, as follows:

                 "The Shares evidenced by this certificate are subject to the restrictions and options stated in, and are transferable only upon compliance with the provisions of, the Shareholders Agreement dated as of May 13, 1997, by and among Complete Wellness Independent Physician Association, Inc. (the "Company") and certain shareholders thereof, a copy of which is on file at the office of the Company, the provisions of which Agreement are incorporated herein by reference,





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
                 as the same may be at any time amended. The Agreement also contains special provisions concerning, among other things, the manner of electing directors of the Company, special requirements concerning the sale of the Company, and the quorum and voting requirements for action by the Shareholders and Directors."

                 5.4 Transfers on Termination of Employment, Death or by Operation of Law.

         (a) In the Event of Employment Termination or Desire to Withdraw. In the event of the resignation or removal for cause of a Shareholder as an employee of the Company, or in the event a Shareholder desires to sell his Shares (a "Selling Shareholder"), any Shares owned by such Shareholder shall be deemed offered to the Company for sale to the Company at a price equal to the Market Price, as defined below, determined at the time of said offer, as hereinafter provided, provided however, that said price shall in no event be less than Book Value per share unless otherwise provided herein.

         In the event that a person who is designated above as an officer of the Company leaves the employment of the Company (herein a "Withdrawing Shareholder") prior to four years from the date hereof, the Company shall have the option, but not the obligation, to purchase the Withdrawing Shareholder's Shares for the following prices, which shall be conclusively deemed the legally binding purchase price that may be paid by the Company: (i) if the Withdrawing Shareholder leaves the employment of the Company on or within one year from the date hereof, the Company shall pay Book Value, as hereafter defined, of the Shares owned by him, (ii) if the Withdrawing Shareholder leaves the employment of the Company on or within two years from the date hereof, the Company shall pay 33% of the Market Price of the Shares owned by him, (iii) if





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the Withdrawing Shareholder leaves the employment of the Company on or within three years from the date hereof, the Company shall pay 66% of the Market Price of the Shares owned by him, and (iv) if the Withdrawing Shareholder leaves the employment of the Company after three years from the date hereof, the Company shall pay 100% of the Market Price of the Shares owned by him.

                 The Selling Shareholder shall immediately give to all of the Shareholders and to the Company written notice, by registered or certified mail, of such attempted or impending disposition or transfer. Such notice (hereinafter sometimes referred to as the "Selling Notice") shall set a date for the holding of a special meeting of the Shareholders and Directors of the Company, which date shall be not less than twenty (20) days nor more than thirty (30) days from the mailing of the Selling Notice. The parties hereto agree to waive any and all notices otherwise required for such special meeting and do hereby consent to the holding of such special meeting. In the case of a Withdrawing Shareholder, the notice of his termination of his employment with the Company by the Withdrawing Shareholder or the notice of termination by the Company of his employment for cause, shall be deemed a Selling Notice and an offer to sell his Shares as provided herein

                 The Company may, within 20 days after receipt of such offer, purchase all or any part of the shares by personally delivering or mailing by registered mail, postage prepaid, its acceptance to that effect to the person or party making the offer, provided, however, that in the event of the death of a Shareholder, the Company shall, within 20 days after receipt of such offer, accept such offer, specifying a closing date in accordance with the next sentence of this Section 5.4, and confirm the Company's commitment to purchase at such settlement date all of the Shares owned by him at a price equal to the greater of (a) the Book Value thereof determined at the time





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
of said offer, as hereinafter provided, or (b) an amount equal to the Market Price. If the Company shall accept such offer in whole or in part, it shall specify a closing date not more than 30 days after the date of such acceptance for delivery to it, against payment, of the certificate representing the Shares so purchased. Such certificate or certificates shall be delivered duly endorsed for transfer with signature guaranteed by a bank or securities brokerage firm and with all required tax stamps affixed or with funds for payment for such tax stamps. If the Company shall not purchase all of the Shares so offered, the Company shall on behalf of the registered owner thereof promptly notify its Shareholders (other than the Selling Shareholder), in writing by registered mail, postage prepaid, or by personal delivery, that such Shares or the balance of such Shares, not purchased by the Company, are available for purchase by such Shareholders at the price specified above.

                 The Shareholders may elect to purchase all or any part of such Shares by a written acceptance to that effect received by the Company within 20 days after the date of mailing or delivery of such notification. If there shall be more than one other Shareholder, and the Shareholders elect to purchase in the aggregate more of the Shares than are available, the available Shares shall be divided among the accepting Shareholders in proportion to their registered ownership of the Shares of the Company at the time the Shares are offered to the Company. The President of the Company shall set the closing date for the completion of the purchase of such Shares and shall notify all interested persons of the Closing date by such means as he shall determine sufficient. In no event shall the President of the Company designate a closing date which is more than 90 days after the date on which the Company first received the offer in respect of the Shares. Promptly after such closing, or if no shareholder elects to purchase such Shares, the President of the Company shall determine whether all of the foregoing provisions hereof have been complied with, and if they have, shall notify the registered owner of the shares of such determination.





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                 For a period of three months beginning on the first full
business day following the date of the notification of such determination, such Shares as have not been purchased by the Company or the Shareholders of the Company (other than the Selling Shareholder) may be sold or otherwise transferred by the owner thereof to any person, whether or not a Shareholder. If the Shareholder of the Company owning such shares is unable to sell or otherwise transfer such shares within such period of three months such Shareholder shall have the right to notify the Company, within ten days of the expiration of such three month period, of such Shareholder's election to require the dissolution of the Company. In the event of any such election the Company and all the Shareholders shall promptly take all necessary action to effect the dissolution of the Company and the liquidation and distribution of the Company's assets. In the event any Shares have not been transferred to such person on the books of the Company within 90 days following the date of the notification of such determination referred to above or in the event the Shareholder of the Company holding such shares has not notified the Company of its election to require the dissolution of the Company, such shares shall again be subject to all the restrictions imposed by this Agreement.

                 (b)      Purchase Upon Death.

         (i) Upon the occurrence of the death of any Shareholder, all of the stock of the Company owned by such deceased Shareholder (hereinafter referred to as the "Selling Shareholder") shall be sold to the Company by the Selling Shareholder's personal representative, and the Company shall purchase the same at the price and upon the terms of the payment hereinafter set forth. The closing of such sale shall take place at the main business office of the Company within ninety (90) days after the occurrence of the date or event giving rise to the purchase obligation hereunder, or if the Company and the Selling Shareholder's personal representative cannot agree on a date within said period, the closing shall take place ninety (90) days after the occurrence of the date or event giving rise to the purchase obligation hereunder or ninety days (90) days after the appointment of the personal representative of the estate of any such deceased Shareholder, whichever date will be the later to occur. Upon the sale of Shares pursuant to the terms of this subparagraph, the Selling Shareholder's personal representative shall transfer and warrant good and sufficient title to the Shares to the Company.

         (ii) In the event the Company is prohibited by law from purchasing all of the Shares of the Selling Shareholder or if the Company and the remaining Shareholders determine to permit the Shareholders the first option to purchase such shares, the other or surviving Shareholders shall purchase all of the stock of the Selling Shareholder at the price and upon the terms hereinafter set forth. Each of the other or surviving Shareholders shall complete this purchase by sending written notice of such purchase to the Selling Shareholder's personal representative within thirty (30) days after it is determined that the Company is prevented by law (or has ceded its rights to the surviving Shareholders) from purchasing all of the stock of the Selling Shareholder. Unless they shall agree otherwise, the purchasing Shareholders shall have the obligation to purchase such portion of the said Shares as the number of shares of stock owned by said other Shareholders bears to the total number of issued and outstanding Shares of stock of the Company (exclusive of the Shares of stock to be sold). The closing of each such sale shall take place at the main business office of the Company within sixty (60) days after the sending of such notice of purchase, or if such purchasing Shareholder and Selling Shareholder's personal representative cannot agree on a date within that period, then the closing of each such sale shall take place sixty (60) days after the sending such notice of purchase.

         (iii) The retirement or purchase price of the stock purchased under this Section 5.4 shall be at the Market Price of said Shares owned by him, as defined herein, immediately preceding the





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
date of the event giving rise to the obligations to purchase expressed in this
Section 5.4 and shall be paid as follows: The Company or the Shareholder, whosoever shall be the purchasing party in accordance with the terms hereof, shall on the date of closing pay over to the Selling Shareholder's personal representative a sum in cash equal to required purchase price.

                 5.5 Market Price. The term Market Price for the entire Company shall mean an amount equal to the earnings of the Company, before interest and taxes for the preceding fiscal year as determined in accordance with generally accepted accounting principles, excluding any corporate overhead expenses imposed on the Company by CWC in its capacity as parent and the Company as subsidiary except those mutually agreed upon ("EBIT") as set forth in the financial statement of the Company issued on behalf of the Company by its independent certified public accountants, multiplied by the number five
(5). If the Market Price is being calculated more than six months after the end of a fiscal year end, then the Company shall ask its independent accountants to determine the EBIT based on the immediately preceding six months, annualized as if it were for a twelve month prior period applying normal assumptions and applying generally accepted accounting principles In determining the Market Price payable to an individual Shareholder, the Company's Market Price shall be multiplied by a fraction having as its numerator the number of Shares owned by the Selling Shareholder and as its denominator, the total number of Shares outstanding. By way of example only, if the Company's EBIT were $1 million, the Company's Market Price would be $5 million, and if a Selling Shareholder owned 250 Shares out of 1,000 outstanding shares, the Market Price payable to him would be 25% of $5 million, which is $1,250,000.

         Under no event shall the Market Price be less than Book Value as defined below.





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
                 5.6 Book Value. The Book Value of the shares shall be determined in accordance with the last financial statement of the Company issued on behalf of the Company by its independent certified public accountants, whether or not said financial statements have been certified by such certified public accountants, provided however, that in the event said financial statement shall have been issued more than three months prior to the date on which such shares are first offered, or in the event such financial statement has not been certified by such independent certified public accountants, the Selling Shareholder or the Company shall have the right to have such book value determined as of the date of such offer by the Company's independent certified public accountants, the cost of such determination to be paid by the party requesting the same.

                 5.7 Life Insurance. The Company shall exercise its best efforts to purchase and maintain life insurance on the life of each Manager to fund the buyout provided for herein in the event of the death of a Manager, which shall be in the aggregate amount of $1 million, and be obtained on each of their individual lives in the following amounts: $500,000 on Patchen, $150,000 on Grady, $150,000 on Sherwin, $150,000 on Toney and $50,000 on
Miller. The policy proceeds, if any, received by the Company with respect to the deceased Manager's death shall be payable by the Company in accordance with
Section 5.4 above by the Company on account of the purchase price of the Shares purchased pursuant to such section. Each Manager shall exercise his best efforts in cooperating with the Company in obtaining such life insurance.

                                   ARTICLE VI
                              PUT AND CALL OPTIONS

                 6.1 Put Option. Commencing on May 31, 2000, and for a period ending on July 31, 2000, each Manager shall have the option ("Put Option") exercisable upon written notice to

CWC to sell to CWC any or all of his equity in the Company, including all of his Shares and vested stock options.

                 6.2 Call Option. Commencing on May 31, 2000, and for a period ending on July 31, 2000, CWC shall have a call option ("Call Option") exercisable upon written notice to Managers to purchase from the Managers any or all of the Managers' equity in the Company, including all of their Shares and vested stock options.

                 6.3 Option Price. The price to be paid for a Manager's equity pursuant to the foregoing Put and Call Options ("Option Price") shall be an amount equal to (A) five (5) times the earnings before interest and taxes ("EBIT") of the Company, excluding any corporate overhead expenses imposed on the Company by CWC in its capacity as parent and the Company as subsidiary except those mutually agreed upon, as determined by generally accepted accounting principles for the fiscal year which ends December 1999 multiplied by (B) the number of shares of Common Stock held by such Manager plus the number of shares issuable to such Manager under vested and exercisable options to purchase Company shares divided by (C) the total number of shares of Common Stock of the Company then issued and outstanding plus the total number of shares issuable under all then vested and exercisable options to purchase Company shares. Notwithstanding the foregoing, in the event that common stock of the Company is registered in an initial public offering ("IPO") filed with the Securities and Exchange Commission and becomes publicly traded, then the Option Price to be paid shall be equal to the price of the Shares and vested stock options owned by the Manager valued at 75% of the average closing "bid" price of the Company's publicly traded common stock for the thirty (30) calendar days immediately preceding the last trading day before the exercise of the Option

                 6.4 Payment. Payment of any Option Price shall be made by CWC within ninety (90) days of the exercise of any Option (whether a Put or a Call Option) and shall consist of the issuance of an amount of CWC's common stock equal in value to the amount of the Option Price valued at the average closing "bid" price of CWC's publicly traded common stock for the thirty (30) calendar days preceding the last trading day before the exercise of the Option (the "Option Payment").


                                  ARTICLE VII
                            EMPLOYMENT-COMPENSATION

                 7.1 Employment Agreements. (a) The Company shall enter into employment agreements with each of the Managers. Each such agreement shall be in substantially the forms of Exhibit C hereto. The respective Employment Agreements shall provide for base compensation as follows:

                 Manager           Pre-operational               Operational
                 -------           ---------------               -----------
         Jason M. Patchen                  $90,000                  $150,000
         Sam Toney, M.D.              $2,000/month                  $150,000
         David A. Sherwin                  $68,000                   $90,000
         Christopher M. Grady              $45,000                   $80,000
         Christian E. Miller               $65,000                   $90,000

"Operational Status" shall begin at such time when the Company has entered into HMO Contracts for at least 2,500 covered lives.

         (b) In addition the Employment Agreements shall provide for the Managers to receive an annual performance bonus ("Bonus") equal to ten percent (10%) of the Company's annual pre-tax income determined in accordance with generally accepted accounting principles ("GAAP"), excluding any corporate overhead expenses imposed on the Company by CWC in its capacity as parent and the Company as subsidiary except those mutually agreed upon. The maximum aggregate annual Bonus payable to the Managers as a group shall be $5 million. The Bonus shall be allocated 20% to each Manager.

                 7.2 Stock Options; Stock Option Plan. (a) There shall be established for the Company an employee stock option plan with 3,500 shares reserved for issuance thereunder, of which 2,500 shares shall be granted pursuant to this Section 7.2.

         (b) On June 1, 1997, the Managers shall be granted options ("Time Options") to purchase 1,500 shares of the Company's Common Stock at an exercise price of $1.00 per share. The Options shall vest as follows: 33-1/3% on June 1, 1998, 33-1/3% on June 1, 1999, and 33-1/3% on May 31, 2000 and shall be exercisable for a period of five (5) years from June 1, 1997. However, in the event the Employment Agreement(s) are terminated for cause or the employee resigns from the employment of the Company, the vested options shall be exercisable for a period of three (3) months from the date of termination or resignation. The Time Options shall be allocated 46.67% to Patchen and 13.33 % to each other Manager.

         (c) In addition, on June 1, 1997, the Managers collectively shall be granted performance options ("Performance Options") to purchase 1,000 shares of the Company's common stock at an exercise price of $1.00 per share. The Performance Options shall vest at the rate of 10% for every $1,000,000 of net income, determined in accordance with GAAP, generated by the Company in fiscal year 1999, which ends on December 31, 1999, excluding from net income any corporate overhead expenses imposed on the Company by CWC in its capacity as parent and the Company as subsidiary except those mutually agreed upon. The Performance Options shall be exercisable for a period of five (5) years from June 1, 1997. The Performance Options shall be allocated 20% to each Manager.

         (d) In the event of an initial public offering ("IPO") of the Company's Common Stock, the Managers shall be granted additional stock options at the IPO price representing not less than five percent (5%) of all shares of the Company issued and outstanding at immediately before the issuance of shares in the IPO.

         (e) The Time and Performance Options shall contain anti-dilution protection, such that the Company may not issue additional Shares, other than as contemplated herein, for less than fair market value consideration being paid for such Shares and shall also be adjusted proportionately for stock dividends, stock splits, corporate combinations, corporate subdivisions and other similar recapitalizations.

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

                 8.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Shareholders as follows:

         (a) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         (b) The Company possesses full right, corporate power and legal authority to execute and deliver this Agreement and to perform each of the agreements on its part to be performed hereunder. The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company.

         (c) The execution and delivery by the Company of this Agreement and the performance of all of the transactions contemplated hereby do not and shall not (with or without the giving of notice or the passage of time or both)
(A) violate or conflict with any law, rule, ruling, determination, ordinance or regulation of any government or governmental department, commission, board, bureau, agency or instrumentality (an "Authority") or the Certificate of Incorporation, bylaws or other governing document of the Company, or (B) (1) violate or conflict with any condition or provision of, (2) result in the creation or imposition of any lien, charge, security interest, encumbrance or claim, whether legal or equitable ("Encumbrance") upon any of the property or assets of the Company pursuant to, (3) accelerate or create, or permit the acceleration or creation of, any liability or obligation of the Company under, or (4) cause a termination under or give rise to a right of termination under, the terms of any contract, mortgage, lien, lease, agreement, indenture, trust, instrument, order, judgment or decree to which the Company is a party or which is binding upon the Company.

         (d) No action or consent which has not already been taken, whether corporate or otherwise, including action or consent by any Authority, is necessary in connection with the execution and delivery by the Company, the enforceability of this Agreement against the Company or the consummation by the Company of the transactions contemplated hereby.

                 8.2 Representations and Warranties of CWC. CWC hereby represents and warrants to the other Shareholders and to the Company as follows:

         (a) This Agreement has been duly executed and delivered by CWC and constitutes the legal, valid and binding obligation of CWC enforceable against CWC in accordance with its terms.

         (b) CWC possesses full right, corporate power and legal authority to execute and deliver this Agreement and to perform each of the agreements on its part to be performed hereunder. The execution and delivery of this Agreement and the consummation by CWC of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of CWC.

         (c) The execution and delivery by CWC of this Agreement and the performance of all of the transactions contemplated hereby do not and shall not (with or without the giving of notice or the passage of time or both) (A) violate or conflict with any law, rule, ruling, determination, ordinance or regulation of any government or governmental department, commission, board, bureau, agency or instrumentality (an "Authority") or the Certificate of Incorporation, bylaws or other governing document of CWC or (B) (1) violate or conflict with any condition or provision of, (2) result in the creation or imposition of any lien, charge, security interest, encumbrance or claim, whether legal or equitable ("Encumbrance") upon any of the property or assets of CWC pursuant to, (3) accelerate or create, or permit the acceleration or creation of, any liability or obligation of CWC under, or (4) cause a termination under or give rise to a right of termination under, the terms of any contract, mortgage, lien, lease, agreement, indenture, trust, instrument, order, judgment or decree to which the Company is a party or which is binding upon CWC.

         (d) No action or consent which has not already been taken, whether corporate or otherwise, including action or consent by any Authority, is necessary in connection with the execution or delivery of this Agreement by CWC or enforceability against CWC or the consummation by CWC of the transactions contemplated hereby.

         (e) CWC is acquiring the Shares for its own account for investment and not with a view to resale or distribution.


         8.3 Several Representations and Warranties of the Managers. Each Manager, severally, hereby represents and warrants to the other Shareholders and to the Company as follows:

                 (a) This Agreement has been duly executed and delivered by such Manager and constitutes the legal, valid and binding obligation of such Manager enforceable against such Manager in accordance with its terms.

                 (b) The execution and delivery by such Manager of this Agreement and the performance by such Manager of all of the transactions contemplated hereby do not and shall not (with or without the giving of notice or the passage of time or both) (A) violate or conflict with any law, rule, ruling, determination, ordinance or regulation of any Authority applicable to such Manager or (B) violate or conflict with any condition or provision of, or result in the creation or imposition of any Encumbrance upon any of the property or assets of such Manager pursuant to the terms of, any contract, mortgage, lien, lease, agreement, indenture, trust, instrument, order, judgment or decree to which such Manager is a party or which is binding upon such Manager.

                 (c) No other action or consent, including action or consent by any Authority, is necessary in connection with the execution and delivery of this Agreement by such Manager, or the validity or enforceability of this Agreement against such Manager or the consummation by him of the transactions contemplated hereby.

                 (d) Such Manager is acquiring the Shares for his own account for investment and not with a view to resale or distribution.

                 8.4 Joint and Several Representation and Warranty of the Managers. The Managers, jointly and severally, to the best of their knowledge and belief, hereby represent and warrant to CWC to the Company that the Business Plan attached hereto as Exhibit B is reasonable in its conclusion and assumptions and is based on accurate and valid information and fact.


                                   ARTICLE IX


                                 MISCELLANEOUS

                 9.1 Term and Termination. This Agreement shall be effective from the date hereof and shall terminate on May 31, 2037 or if sooner, upon the first to occur of any of the following events:

         (i)     the cessation of the Company's businesses;

         (ii)    the dissolution of the Company;

         (iii) the written agreement of all the parties who are then bound by the terms hereof;

         (iv) as to each Shareholder, when he or she has transferred all of the Shares of the Company owned by him or her in accordance with the terms of this Agreement; or

         (v) the effective date of registration of any class of equity security under the Securities Act through an initial public offering of such equity securities (an "IPO"); provided however that in the event of an IPO Articles VI and VII hereof shall survive.

                 9.2 Complete Wellness Centers. The Company shall have access for contracting purposes at comparable fair market rates to the complete network of Complete Wellness Centers subject to criteria established by the Managers.

                 9.3 Survival. Notwithstanding Section 9.1 above, all obligations and undertakings of the parties hereto, which by their nature are ongoing, shall survive any termination of this Agreement and shall continue with full force and effect unless otherwise agreed to in writing by all of the parties hereto.

                 9.4      Arbitration.  Any dispute involving the
interpretation or performance of this Agreement, shall be resolved by arbitration in the State of Florida in accordance with the rules then obtaining of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof.

                 9.5 Governing Law. The provisions of this Agreement shall be construed and governed under the laws of the State of Delaware.

                 9.6 Binding Effect. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, distributees, successors and assigns of the parties hereto and shall apply to any Shares of the Common Stock which may hereafter be acquired by the parties hereto.

                 9.7 Personal Contract. This Agreement is a personal contract intended for the benefit of the Company and the Shareholders among themselves and is not intended to benefit any other person or party whatsoever including, without limitation, any creditors of the Company or any liquidator or trustee in bankruptcy.

                 9.8 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 9.9 Notices. All notices and other communications given hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, addressed to the party for whom or for which intended, and at the address of such party as the same shall appear on the signature pages hereof or on the books of the Company, or at such other address of which any party shall have given notice to the other parties hereto in the manner provided for herein.

                 9.10 Severability. In the event that any provision of this Agreement shall be declared invalid or unenforceable, such invalidity or unenforceability shall not effect the validity or enforceability of the other provisions of this Agreement, it being hereby agreed that such provisions are severable.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                               COMPLETE WELLNESS INDEPENDENT
                                               PHYSICIAN ASSOCIATION, INC

                                               By: /s/ C. THOMAS McMILLEN
                                                   ----------------------
                                               C. Thomas McMillen
                                               Chief Executive Officer


ACCEPTED AND AGREED TO:
COMPLETE WELLNESS CENTERS, INC
By: /s/ C. THOMAS McMILLEN
    ----------------------
    C. Thomas McMillen
    Chief Executive Officer

The Managers:

/s/ CHRISTOPHER M. GRADY          Date: 5/21/97
------------------------                -------
Christopher M. Grady
509 35 Avenue North
St. Petersburg, FL  33704

/s/ CHRISTIAN E. MILLER           Date: 5/23/97
------------------------                -------
Christian E. Miller
4700 Pembrook Place
Orlando, FL  32811

/s/ JASON M. PATCHEN              Date: 5/19/97
------------------------                -------
Jason M. Patchen
4932 Ridgemoor Circle
Palm Harbor, FL  34685

/s/ DAVID A. SHERWIN              Date: 5/21/97
------------------------                -------
David A. Sherwin
3011 Gull Place
Clearwater, FL  34622

/s/ SAM D. TONEY, MD              Date: 5/21/97
------------------------                -------
Sam D. Toney, MD
15906 Winding Drive
Tampa, FL  33624

                                   EXHIBIT A


                  SUMMARY TERMS OF CONVERTIBLE PREFERRED STOCK




Designation:     Series A Convertible Preferred Stock

Issue:           Up to 2,000 shares

Issue Price:     $300 per share

Dividend:        12% per annum, cumulative, non-compounding

Conversion:      Each share of preferred stock shall be convertible, at the option of the holder, into the one share of Company Common
                 Stock. In the event of an IPO, each unconverted share shall automatically convert into one share of Company Common Stock.
                 In the event of a conversion of Preferred Stock, the Escrow agent shall transfer from the escrow to the Company one Escrow
                 Share for each share of Preferred Stock converted, and the Company shall thereupon issue shares of common stock pursuant to the conversion provisions of the Preferred Stock.